EXHIBIT 2.1
                                                                     -----------

THIS AGREEMENT dated for reference the 15th day of January, 2001.

AMONG:

                  595604 B.C. LTD., a private British Columbia Company with its registered and records office located at 1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6

                  ("595604")
                                                               OF THE FIRST PART
AND:

                  ROBERT McLAUCHLAN, businessman, of 3815 - 18th Street, S.W., Calgary, Alberta, T2T 2V2


                  ("McLauchlan")

                  and

                  KENT  COURTICE,   businessman,   of  1583  West  65th  Avenue,
                  Vancouver, British Columbia, V6P 2P9

                  ("Courtice")
                                                              OF THE SECOND PART

                  (595604, McLauchlan and Courtice are hereinafter collectively referred to as the "Assignors")

AND:

                  PUBLIC IDEA CAPITAL LTD., a British Columbia company, with its registered and records office at 1800, 999 W. Hastings Street, Vancouver, British Columbia, V6C 2W2

                  ("Public Idea")

                  and

                  LIANG Xue Ming, businessman, of Room 1306 - #86 TianHeBei Road, Guangzhou, China, 510620

                  ("Liang")

                  (Public Idea and Liang are hereinafter collectively referred to as the "Assignees")

                                                               OF THE THIRD PART

AND:

                  eSPORTBIKE.COM, INC., a Nevada corporation with an office at #6 - 8415 Granville Street, Vancouver, British Columbia, V6P 4Z9


                  ("ESPB")
                                                              OF THE FOURTH PART
AND:

                  SINORAY   TECHNOLOGY   LIMITED,   a  British   Virgin   Island
                  corporation  with  an  address  at  P.O.  Box  957,   Offshore
                  Incorporations Centre, Road Town, British Virgin Islands

                  ("Sinoray")
                                                               OF THE FIFTH PART


WHEREAS:

A. ESPB is a Nevada corporation that is registered in the United States of America under the Securities Exchange Act of 1934 (the "US Legislation") and its shares are quoted and trade publicly through the OTC:BB in the United States;

B The Assignors own a current debt of US$220,000 which is owed to them by ESPB and they have agreed to sell and assign the Debt to the Assignees upon the terms and subject to the conditions contained herein;

C.       McLauchlan  and  Courtice  are  the  legal  and  beneficial  owners  of
         5,000,000 restricted shares each in the capital of ESPB (the "Restricted Shares") and have agreed to transfer the same to the Assignees or their nominee upon the terms and subject to the conditions contained herein; and

D. McLauchlan and Courtice have agreed to resign as officers and directors of ESPB, as applicable, concurrently with the full payment of the Debt contemplated hereby.


                  NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the promises, covenants, terms, conditions representations and warranties hereinafter set forth, the parties hereto agree each with the other as follows:

1.       SALE OF DEBT

1.1 Subject to the terms and conditions set out herein, the Assignees hereby agree to purchase from the Assignors, and the Assignors hereby agree to sell and transfer to the Assignees, a current debt of US$220,000 (the "Debt") owed to Assignors by ESPB, or any portion thereof. The Debt may be purchased by the Assignees for the payment of the aggregate sum of US$220,000 (the "Payment") to the Assignors as follows:

a)       US$100,000 on the signing of this Agreement; and

b)       US$120,000 by February 15, 2001.

1.2 The Assignors acknowledge and agree that the sums comprising the Payment, if paid in whole or in part, will be paid on or before the respective due dates by solicitors trust cheques from Harder & Company made payable to "Jeffs & Company Law Corporation, in trust" and delivered to the address contained in paragraph 6 hereof. The Assignors agree that McLauchlan shall be authorized to see to the proper disposition of any funds paid hereunder.

1.3 The Assignors covenant and agree that any Payment made by or on behalf of the Assignees, or either of them, will, without further action, constitute valid and fully enforceable assignments of the portion of the Debt represented by the Payment made to the Assignors, notwithstanding the entire Payment is not paid as contemplated by paragraph 1.1 and irrespective of any other performance or lack thereof under this Agreement.

1.4 The Payment contemplated by item (a) of paragraph 1.1 will be made by Liang. The parties hereto agree that such Payment will be deemed to have been made by or on behalf of Liang, that portion of the Debt will have been validly assigned to Liang, Liang will be the owner of that portion of the Debt that has been paid, and the Assignors shall have no claim against ESPB for such amount.

1.5 The Payment contemplated by item (b) of paragraph 1.1 will be made by Public Idea, however, if it is not made, in whole or in part, by the due date noted, Liang will have the right to make the entire second payment of US$120,000 within fourteen (14) calendar days thereafter and, in such an event Liang will own the entire Debt and will have the right to convert the same to shares of ESPB at a deemed value of US$0.08 per share. If Public Idea makes only a part of the payment contemplated by item (b) of paragraph 1.1 by the due date, the ownership of the Debt and the right to convert the same into shares of ESPB will be pro-rated between Liang and Public Idea according to the amount of the Debt paid by each, provided that Liang shall have the right to make up any shortfall in the $US120,000 payment contemplated by item (b) of paragraph 1.1 within fourteen (14) calendar days thereafter in order to ensure that the balance of the transactions contemplated by this Agreement proceed.

1.6      If Public Idea makes the entire US$120,000 payment contemplated by item
(b) of paragraph 1.1, the parties hereto agree that Public Idea will own the entire Debt, including the amounts deemed to have been paid by Liang pursuant to paragraph 1.4.

1.7 ESPB consents to the assignment of the Debt to the Assignees. ESPB agrees that a copy of a cancelled trust cheque will be full and sufficient proof of payment and the assignment of that portion of the Debt to the Assignees and ESPB agrees to thereafter be bound by the assignment of the portion of the Debt that has been so paid.

1.8 ESPB hereby acknowledges and agrees that any part of the Debt assigned to the Assignees or either of them pursuant to this Agreement may, at the election of the Assignees, be settled in shares of ESPB (the "Debt Settlement Shares") at a deemed price of US$0.08 per share, irrespective of the completion of the balance of the transactions hereunder. In the event the entire purchase and assignment of the Debt does not complete in accordance with paragraph 1.1, ESPB agrees to forthwith cause a registration statement to be prepared and filed under the Securities Act of 1933 (United States) (the "1933 Act") in order to remove any trading restrictions that apply to any Debt Settlement Shares.

2.       RESTRICTED SHARES

2.1 In the event that all amounts are paid as contemplated by paragraph 1.1 hereof, concurrently with the Assignees, or either of them, making the second payment, McLauchlan and Courtice agree to transfer the Restricted Shares (the "Transfer") to Sinoray or its nominee. Sinoray acknowledges that the Restricted Shares are subject to restrictions on transfer pursuant to the 1933 Act and that the transfer must be accomplished in compliance with all applicable provisions of the 1933 Act.

2.2 As consideration for receiving the entire amount of Debt paid for by Liang pursuant to paragraph 1.4, Public Idea covenants and agrees to relinquish all interest in the Restricted Shares to be transferred to Sinoray pursuant to paragraph 2.1.

2.3 In order to accomplish the Transfer, ESPB and the Assignors agree to promptly perform all actions and prepare and execute any and all documents as may be required by the transfer agent of ESPB to recognize and record the Transfer. If, for any reason, the Transfer cannot be promptly completed in accordance with the 1933 Act, McLauchlan and Courtice agree to hold the Restricted Shares in trust for Sinoray or its nominee for as long as it takes to accomplish the Transfer and, in the alternative at the election of Sinoray, McLauchlan and Courtice agree to tender the Restricted Shares directly to ESPB for return to treasury or cancellation, provided all payments under paragraph
1.1 have been made.

2.4 Provided all payments under paragraph 1.1 have been made, McLauchlan and Courtice agree, jointly and severally, to vote the Restricted Shares as directed by Sinoray at any shareholders' meeting of ESPB held while McLauchlan and Courtice hold the Restricted Shares in trust for Public Idea.


3.       RESIGNATIONS AND APPOINTMENT OF MANAGEMENT

3.1 Concurrently with the Assignees making the second payment under paragraph 1.1, McLauchlan and Courtice will appoint one nominee proposed by the Assignees to the Board of Directors of ESPB and McLauchlan and Courtice, immediately thereafter, will tender to ESPB their written resignations as directors and from all other positions held with ESPB. The Assignees agree that the nominee proposed by them shall consent to become a director and shall be duly qualified to become a director of ESPB. 4. REPRESENTATIONS AND WARRANTIES

4.1 The Assignors, as applicable, represent and warrant to the Assignees and Sinoray as follows and acknowledge that the Assignees and Sinoray are relying upon such representations and warranties in connection with the purchase of the Debt and the Transfer and that the Assignees and Sinoray would not have entered into this Agreement without such representations and warranties:

(a) McLauchlan and Courtice are the beneficial owner of the Restricted Shares, and the Restricted Shares are free and clear of all encumbrances of any kind, except the restrictions which presently apply under the 1933 Act;

(b) McLauchlan and Courtice have the due and sufficient right and authority to transfer the legal and beneficial title and ownership of the Restricted Shares to Sinoray and the Debt to the Assignees, as the case may be;

(c) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Restricted Shares;

(d) 595604 represents and warrants that it is duly incorporated and organized, validly existing and in good standing under the laws of British Columbia, and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted;

(e) 595604 represents and warrants that it has the necessary corporate power and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby. The execution, delivery and performance of this Agreement by 595604 of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Such execution, delivery and performance by 595604 does not require any action or consent of, any registration with, or notification to, any governmental body, or any action or consent under any laws to which 595604 or its properties are subject;

(f)      McLauchlan is the sole shareholder of 595604;

(g) the Assignors represent and warrant that they have the due and sufficient right and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby;

(h) this Agreement constitutes a legal, valid and binding obligation of each of the Assignors enforceable against them in accordance with the terms of this Agreement; and

(i) the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, the performance by the Assignors of their obligations hereunder and the compliance by the Assignors with this Agreement will not:

         (i) with respect to 595604, violate, contravene or breach, or constitute a default under its constating instruments or by-laws;

         (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which either of the Assignors are a party or subject or by which they are bound or affected, as the case may be; or

         (iii) to the best of the knowledge of the Assignors, result in the violation of any laws..

4.2 The representations and warranties hereinbefore set out are conditions on which the Assignees and Sinoray have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of the Assignees or Sinoray as to the accuracy of such representations and warranties, survive the closing of the transaction for a period of 30 days contemplated hereby and the Assignors will indemnify and save the Assignees and Sinoray harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

4.3 ESPB represents and warrants to the Assignees and Sinoray as follows and acknowledges that the Assignees and Sinoray are relying upon such representations and warranties in connection with the Transfer and that the Assignees and Sinoray would not have entered into this Agreement without such representations and warranties:

(a) ESPB is a company duly incorporated, validly subsisting and in good standing under the laws of Nevada, and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted;

(b) all required filings with the United States Securities and Exchange Commission and those required under the US Legislation are current and accurate and they will remain current and accurate pending the completion of the purchase of the Debt and the Transfer, as the case may be;

(c) there have been no material adverse changes in the corporate or financial affairs of ESPB since January 1, 2001 and the business of ESPB has been carried on in the normal course since that date;

(d) ESPB is not experiencing nor is it aware of any occurrence or event that might reasonably be expected to have a materially adverse effect on its business or the results of its operations;

(e) save and except as previously disclosed in writing to the Assignees, there are no material liabilities, contingent or otherwise, of ESPB, and ESPB has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

(f) save and except for the Debt, ESPB is not indebted to the Assignors or any affiliate of the Assignors, and ESPB is not liable to pay any outstanding management fees, and neither the Assignors nor, to the best their knowledge, is any other director, officer, employee or shareholder of ESPB indebted or under obligation to ESPB on any account whatsoever;

(g)      no dividends of ESPB have been made, declared or authorised;

(h) ESPB does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated immediately without liability to ESPB, except as previously disclosed to the Assignees in writing;

(i) ESPB is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(j) all tax returns and reports of ESPB required to be filed prior to or concurrently with the date hereof have been filed and are substantially true, correct and accurate, and all taxes and other governmental charges have been paid or accrued in the books of ESPB;

(k) all material transactions of ESPB have been promptly and properly recorded or filed in or with its respective books and records, and the minute book of ESPB contains all records of the meetings and proceedings of shareholders and directors thereof, except for minutes of the annual general meeting of shareholders for 2000;

(l)      the only present directors and officers of the Company are as follows:

         Robert McLauchlan, Chief Executive Officer and director
         Kent Courtice, President and director

(m) the Debt is fully and properly recorded on the financial statements and books and records of ESPB and is undisputed by ESPB and is fully acknowledged and accepted;

(n) there are issued and outstanding 15,400,000 shares in the capital of ESPB and no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares of ESPB, except as relates to the conversion of the Debt or any part thereof and any subsequent transactions not involving the Assignors which may be completed between the Assignees and ESPB;

(o) the Restricted Shares are validly issued, fully paid and non-assessable shares not subject to any trading restrictions other than as set out herein;

(p)      no person has or asserts any present,  future or  contingent  rights of
         indemnification   or  subrogation  by  virtue  of  any  transaction  or
         happening occurring in relation to ESPB;

(q) except as previously disclosed to the Assignees in writing, ESPB has not assigned, transferred, sold, discharged, encumbered, mortgaged, charged, hypothecated or in any way disposed of or dealt with its assets or agreed to do so;

(r) all statutory requirements and all regulations under any statute and all orders and awards of any competent authority made prior to the date hereof in respect of ESPB have been complied with, except ESPB did not hold an annual general meeting of its shareholders in 2000;

(s) ESPB is not engaged or concerned in any litigation or arbitration proceedings either as plaintiff or defendant or otherwise and there is no basis for and there are no law suits pending or threatened against ESPB or any proceedings in respect of which ESPB is liable to indemnify any party concerned therein and that there are no claims already made which, if pursued, might result in proceedings of any kind against ESPB nor are there any circumstances likely to cause ESPB to be or become involved as a party to any litigation or arbitration;

(t) no steps have been taken or resolutions passed or petitions presented or orders made for the winding up of ESPB nor for the appointment of an administrator, a controller, a receiver or receiver manager of any of the assets or undertaking of ESPB nor has ESPB had an administrator or controller appointed nor has ESPB gone into liquidation or receivership or called a meeting with a view to going into liquidation;

(u) ESPB has not given any power of attorney to any person or is under any obligation to give any power of attorney to any person;

(v) ESPB has the necessary corporate power and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ESPB of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Such execution, delivery and performance by ESPB does not require any action or consent of, any registration with, or notification to, any governmental body, or any action or consent under any laws to which ESPB or its properties are subject;

(w) this Agreement constitutes a legal, valid and binding obligation of ESPB enforceable against ESPB in accordance with the terms of this Agreement;

(x) the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, the performance by ESPB of its obligations hereunder and the compliance by ESPB with this Agreement will not:

         (i) violate, contravene or breach, or constitute a default under the constating instruments or by-laws of ESPB;

         (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which ESPB is a party or is subject or by which it is bound or affected, as the case may be; or

         (iii) to the best of the knowledge of ESPB, result in the violation of any laws.

4.4 The representations and warranties hereinbefore set out are conditions on which the Assignees have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of the Assignees as to the accuracy of such representations and warranties, survive the closing of the transaction for a period of 30 days contemplated hereby and the Assignors and ESPB will indemnify and save the Assignees harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

4.5 The Assignees, as applicable, represent and warrant to the Assignors as follows and acknowledge that the Assignors are relying on such representations and warranties in connection with the assignment of the Debt and the Transfer and that the Assignors would not have entered into this Agreement without such representations and warranties:

(a) Public Idea represents and warrants that it is duly incorporated and organized, validly existing and in good standing under the laws of British Columbia, and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted;

(b) Public Idea represents and warrants that it has the necessary corporate power and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Public Idea of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Such execution, delivery and performance by Public Idea does not require any action or consent of, any registration with, or notification to, any governmental body, or any action or consent under any laws to which Public Idea or its properties are subject;

(c) Liang represents and warrants that he has the due and sufficient right and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby;

(d) this Agreement constitutes a legal, valid and binding obligation of each of the Assignees enforceable against them in accordance with the terms of this Agreement; and

(e) the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, the performance by the Assignees of their obligations hereunder and the compliance by the Assignees with this Agreement will not:

         (i) with respect to Public Idea, violate, contravene or breach, or constitute a default under its constating instruments or by-laws;

         (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which either of the Assignees are a party or subject or by which they are bound or affected, as the case may be; or

         (iii) to the best of the knowledge of the Assignees, result in the violation of any laws.

4.6 The representations and warranties hereinbefore set out are conditions on which the Assignors have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of the Assignors as to the accuracy of such representations and warranties, survive the closing of the transaction for a period of 30 days contemplated hereby and the Assignees will indemnify and save the Assignors harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

4.7 Sinoray represents and warrants to the Assignors as follows and acknowledges that the Assignors are relying on such representations and warranties in connection with the assignment of the Debt and the Transfer and that the Assignors would not have entered into this Agreement without such representations and warranties:

(a) Sinoray represents and warrants that it is duly incorporated and organized, validly existing and in good standing under the laws of the British Virgin Islands, and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted;

(b) Sinoray represents and warrants that it has the necessary corporate power and authority to enter into and deliver this Agreement on the terms and conditions set forth in this Agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sinoray of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Such execution, delivery and performance by Sinoray does not require any action or consent of, any registration with, or notification to, any governmental body, or any action or consent under any laws to which Sinoray or its properties are subject;

(c)      Liang is a principal shareholder of Sinoray;

(d) this Agreement constitutes a legal, valid and binding obligation of Sinoray enforceable against it in accordance with the terms of this Agreement; and

(e) the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, the performance by Sinoray of its obligations hereunder and the compliance by Sinoray with this Agreement will not:

         (i) violate, contravene or breach, or constitute a default under its constating instruments or by-laws;

         (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which Sinoray is a party or subject or by which it is bound or affected; or

         (iii) to the best of the knowledge of Sinoray, result in the violation of any laws.

4.8 The representations and warranties hereinbefore set out are conditions on which the Assignors have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of the Assignors as to the accuracy of such representations and warranties, survive the closing of the transaction for a period of 30 days contemplated hereby and Sinoray will indemnify and save the Assignors harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

4.9 ESPB covenants and agrees with the Assignees that until the completion of the transactions contemplated hereby it will:

(a) maintain its corporate existence, and carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice;

(b) allow the Assignees, Sinoray and their authorized representatives and agents to be entitled whenever they deem it reasonably necessary, to inspect the books and records of ESPB and make extracts therefrom and generally conduct such examination of the books and records of ESPB as they may deem fit; and

(c)      not:

         (i) transfer, sell or otherwise dispose of all or any of its assets, or permit any subsidiary to transfer, sell or dispose of all or any of its assets;

         (ii) make any payment or enter into any transaction outside of the ordinary and normal course of its business;

         (iii) make loans or advances or become a guarantor or undertake any liability of a like nature; or

         (iv) pay or agree to pay to any employee or director any bonus or special or extra remuneration.

5.       CLOSING MATTERS

5.1 Upon the Assignors receiving full payment of the Debt and the completion of the sale and assignment of the Debt to the Assignees, the following events shall occur:

(a) the Assignors shall cause to be delivered to the Assignees the following documents:

         (i)      the minute books and seal (if applicable) of ESPB;

         (ii)     all books and records of account of ESPB;

         (iii) all other agreements, records, documents and papers of whatsoever nature in relation to the business, property and operations of ESPB in proper order and condition complying with all statutory requirements and fully updated so as to disclose all information relating to the affairs of ESPB;

         (iv) certificates representing the Restricted Shares duly endorsed for transfer; and

         (v) the written resignations of each of the current directors and officers of ESPB and a valid resolution of the Board of Directors of ESPB appointing one nominee of the Assignees as a director of ESPB;

6.       NOTICES

(1) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed postage prepaid addressed to the addressee at the address appearing immediately below:

                  Assignors:

                  c/o      Jeffs & Company Law Corporation
                           1100 Melville Street, 6th Floor
                           Vancouver, B.C.
                           V6E 4A6

                  Assignees:

                  c/o      Harder & Company
                           1800, 999 W. Hastings Street
                           Vancouver, B.C.
                           V6C 2W2


                  Sinoray:

                  26G, Tower 5, Tierra Verde
                  No. 33 Tsing King Road
                  Tsing Yi, Hong Kong

or to such other address as may be given in writing by the party, and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid at Vancouver, British Columbia then on the next business day following the posting thereof.

7.       GENERAL

7.1 This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

7.2      Time shall be of the essence of this Agreement.

7.3 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and the parties hereto agree to attorn to the exclusive jurisdiction of the legal courts of the Province of British Columbia.

7.4 The terms and provisions herein contained constitute the entire agreement between the parties and shall supersede all previous oral or written communications. No amendments of this Agreement shall be valid unless made in writing and duly executed by all parties.

7.5 The failure of a party to insist on strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit that party's rights thereafter to enforce any provision or exercise any right, power or remedy.

7.6 Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary to implement and carry out the intent and purposes of this Agreement.

7.7 The validity of the remaining clauses, terms and parts of this Agreement shall not be affected by an arbitrator, administrative board or other proceeding of competent jurisdiction deciding that a clause, term or part of this Agreement is illegal, unenforceable, in conflict with any law or contrary to public policy. The parties agree to execute such additional documents as may be necessary to give effect to any clause, term or part hereof which is determined to be illegal, unenforceable, in conflict with any law or contrary to public policy.

7.8 It is a condition of this Agreement that all representations, agreements and warranties contained in this Agreement shall continue in full force and effect after completion of the transactions contemplated hereby and that such representations, agreements and warranties shall not be merged in or satisfied by payment or completion and shall enure to the benefit of any assignee or transferee of the Assignees.

7.9 In this Agreement, all dollar amounts are expressed in lawful currency of the United States of America, unless specifically provided to the contrary.

7.10 The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

7.11 Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

7.12     This Agreement may be signed in counterparts.

7.13 The parties each expressly acknowledge that they have been given adequate time to review this agreement and to seek and obtain independent legal advice, and each party represents to the other parties that it has in fact sought and obtained independent legal advice and is satisfied with the terms and conditions of this agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the day and year first above written.

                                                     595604 B.C. LTD.

                                               Per:
                                                     ___________________________
                                                     Authorized Signatory



___________________________                          ___________________________
Witness                                              ROBERT MCLAUCHLAN



___________________________                          ___________________________
Witness                                              KENT COURTICE



                                                     PUBLIC IDEA CAPITAL LTD.

                                               Per:
                                                     ___________________________
                                                     Authorized Signatory



___________________________                          ___________________________
Witness                                              LIANG XUE MING



                                                     eSPORTBIKE.COM, INC.

                                               Per:
                                                     ___________________________
                                                     Authorized Signatory



                                                     SINORAY TECHNOLOGY LIMITED

                                               Per:
                                                     ___________________________
                                                     Authorized Signatory